TAURUS
                        ENTERTAINMENT COMPANIES, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

                                                                ----------------
                                                                Is the owner of

THIS  IS  TO  CERTIFY  THAT

FULLY PAID AND NON-ASSESSABLE SHARES, NO PAR VALUE, OF THE COMMON STOCK OF TAURUS PETROLEUM, INC. (HEREINAFTER CALLED THE CORPORATION), TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL THE PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, TO ALL OF WHICH THE HOLDER, BY ACCEPTANCE HEREOF, ASSENTS. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

                                                                Dated
                                                                     -----------

                                                          Taurus Petroleum, Inc.

      -----------------          [Corporate SEAL]          -----------------
          Secretary                                            President
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